UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 11, 2020

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York		14020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	GHM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2021 Annual Executive Cash Bonus Program. On August 11, 2020, Graham Corporation’s (the “Company”) Compensation Committee renewed and amended the Company’s Annual Executive Cash Bonus Program (the “Cash Bonus Program”) for the fiscal year ending March 31, 2021 (“Fiscal 2021”). The objective of the Cash Bonus Program is to motivate the Company’s named executive officers to attain short-term objectives through an annual cash bonus related both to Company and personal performance. On August 11, 2020, the Compensation Committee set target bonus levels under the Cash Bonus Program for Fiscal 2021 at 100% attainment of both Company and personal objectives, as follows: Mr. Lines – 80% of base salary; Mr. Glajch – 50% of base salary; and Mr. Smith – 50% of base salary. Each named executive officer will be eligible to receive anywhere from 0% to 200% of his target bonus level depending on the attainment of such objectives. A summary of the performance goal weightings for the Company’s named executive officers for Fiscal 2021 is as follows:

Named Executive Officer	Consolidated Net Income	Consolidated Bookings	Personal Goals

James R. Lines	40%	40%	20%

Jeffrey Glajch	40%	40%	20%

Alan E. Smith	40%	40%	20%

The Cash Bonus Program in effect for Fiscal 2021 is attached to this Current Report on Form 8-K as Exhibit 99.1 and the above summary of the Cash Bonus Program is qualified in its entirety by reference to such Exhibit.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on August 11, 2020, the stockholders of the Company voted on the matters described below.

1.

The Company’s stockholders elected two directors, each for a three year term expiring in 2023 or until his successor is duly elected and qualified. The number of shares that: (i) voted for the election of each such director; (ii) withheld authority to vote for each such director; and (iii) represented broker non-votes with respect to each such director is summarized in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes

James J. Barber	7,270,321	731,409	889,576

Gerard T. Mazurkiewicz	7,223,192	778,538	889,576

2.

On an advisory basis, the Company’s stockholders approved the compensation of the Company’s named executive officers as such compensation information was disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 30, 2020, including the Compensation Discussion and Analysis, compensation tables and other related narrative disclosures included therein. The table below summarizes the number of shares that voted for, against and abstained from voting on the compensation of the Company’s named executive officers, as well as the number of shares representing broker non-votes with respect to such advisory vote.

Votes For	Votes Against	Abstentions	Broker Non-Votes

5,971,746	2,004,008	25,976	889,576

3.

The Company’s stockholders approved the 2020 Graham Corporation Equity Incentive Plan. The table below summarizes the number of shares that voted for, against and abstained from voting on the approval of the 2020 Graham Corporation Equity Incentive Plan, as well as the number of shares representing broker non-votes with respect to such vote.

Votes For	Votes Against	Abstentions	Broker Non-Votes

7,462,650	522,392	16,688	889,576

4.

The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2021. The number of shares that voted for, against and abstained from voting for the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2021 is summarized in the table below.

Votes For	Votes Against	Abstentions

8,730,915	140,709	19,682

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Graham Corporation Annual Executive Cash Bonus Program in effect for the fiscal year ending March 31, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: August 12, 2020	By:	/s/ Jeffrey Glajch
Jeffrey Glajch
Vice President – Finance & Administration and Chief Financial Officer